Exhibit 17(b)

FS KKR CAPITAL CORP. II 201 ROUSE BOULEVARD PHILADELPHIA, PA 19112

VOTE BY INTERNET - www.proxyvote.com/FSKR or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

GENERAL QUESTIONS
833-868-3374

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30741-S04911	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FS KKR CAPITAL CORP. II

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1.

To approve the merger of FS KKR Capital Corp. II (“FSKR”) and Rocky Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of FS KKR Capital Corp. (“FSK”), pursuant to the Agreement and Plan of Merger, dated as of November 23, 2020 (the “Merger Agreement”), by and among FSK, FSKR, Merger Sub and FS/KKR Advisor, LLC and the other transactions contemplated by the Merger Agreement.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice of the Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and Proxy Card

are available at www.fsproxy.com

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D30742-S04911

FS KKR CAPITAL CORP. II

Special Meeting of Stockholders

May 21, 2021

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen S. Sypherd and Ron Tanner, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of FS KKR Capital Corp. II, a Maryland corporation (the “Company”), to be held at 2:00 PM, Eastern Time, on May 21, 2021, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Special Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“FSKR Common Stock”) held of record by the undersigned as of any applicable record date.

The Company currently intends to hold its Special Meeting in person at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, the Company is sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, the Company might hold a virtual only meeting instead of holding the meeting in Philadelphia, PA. If the Special Meeting will be held through a virtual format, the Company will announce that fact as promptly as practicable, and details on how to participate will be issued by press release and posted on the website at which the Company’s proxy materials are available at wwww.fsproxy.com. The proxy statement and the accompanying materials are being mailed on or about [TBD], 2021 to stockholders of record as of February 22, 2021 and are available at www.fsproxy.com. All properly executed proxies representing FSKR Common Stock received prior to the Special Meeting will be voted in accordance with the instructions marked thereon.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. WHERE NO CHOICE IS SPECIFIED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side